NEWS RELEASE

ALASKA SILVER ANNOUNCES SHAREHOLDER MEETING RESULTS AND SUMMER EXPLORATION PROGRAM UPDATE

TUCSON, ARIZONA, US - June 22, 2026 - Alaska Silver Corp. (the "Company" or "Alaska Silver") (TSXV: "WAM", Frankfurt: MK71, OTCQX: WAMFF) is pleased to report the voting results from the Company's annual and special general meeting of shareholders (the "Meeting") held on June 19, 2026. A total of 26,946,579 common shares were represented at the Meeting, representing 30.36% of the issued and outstanding common shares of the Company on the record date for the Meeting.

All matters presented for approval at the Meeting were duly authorized and approved, as follows:

1. An ordinary resolution to set the number of directors to be elected at the Meeting at six.

	Number of Votes	% of Votes
Votes For:	26,881,474	99.766%
Votes Against:	63,105	0.234%

2. An ordinary resolution to elect all of management's nominees to the board of directors of the Company.

Name of Director	Votes For	% For	Votes Withheld	% Withheld
Christopher Marrs	25,658,403	95.227%	1,286,176	4.773%
Nathan Brewer	24,516,340	90.988%	2,428,239	9.012%
David Smallhouse	24,507,340	90.955%	2,437,239	9.045%
Kevin Nishi	24,507,340	90.955%	2,437,239	9.045%
Susan Mitchell	25,728,736	95.488%	1,215,843	4.512%
Aaron Schutt	25,707,253	95.408%	1,237,326	4.592%

3. An ordinary resolution approving the appointment of Davidson & Company LLP as auditors of the Company for the ensuing year at a remuneration to be fixed by the directors of the Company.

	Number of Votes	% of Votes
Votes For:	26,896,549	99.822%
Votes Withheld:	48,030	0.178%

4. An ordinary resolution approving the Company's Long Term Incentive Plan.

	Number of Votes	% of Votes
Votes For:	25,655,086	95.214%
Votes Against:	1,289,493	4.786%

5. An ordinary resolution of disinterested shareholders of the Company approving the issuance of common shares of the Company to certain insiders of the Company in settlement of outstanding debts owed by the Company to such insiders, as more fully set forth in the management information circular of the Company dated May 19, 2026.

	Number of Votes	% of Votes
Votes For:	14,201,471	98.983%
Votes Against:	145,945	1.017%

"The results of this year's shareholder meeting demonstrate strong support for Alaska Silver's vision and growth strategy," said Kit Marrs, President and CEO of Alaska Silver. "As we advance one of the largest silver-focused exploration programs in the Company's history, we remain focused on expanding our resource base, unlocking the broader district-scale potential of Illinois Creek, and building a premier Alaska-based silver company."

Illinois Creek Summer Exploration Program Update

Alaska Silver's 2026 6,000-metre exploration program is off to a strong start, with just over 1,000 metres completed to date and drilling productivity meeting or exceeding planned targets at both the Silver Sage and Waterpump Creek targets. The program commenced on June 10 at Silver Sage, with a second drill rig beginning operations at Waterpump Creek North on June 14, accelerating the evaluation of multiple high-priority targets across the Illinois Creek district.

At Waterpump Creek North, drill holes WPC26-0038 and WPC26-0039, located approximately 200 metres north of the existing Waterpump Creek resource, have been completed, and drilling has commenced on WPC26-0040. These holes are testing a highly prospective area with the potential to significantly expand the known mineralized footprint of the district.

At Silver Sage, drill hole SS26-10 has been completed to target depth, while drilling is currently underway on SS26-11. Silver Sage is one of several priority targets being evaluated for its potential to add high-grade silver mineralization within trucking distance of the proposed Illinois Creek processing hub.

With drilling progressing efficiently and multiple targets being tested, management is encouraged by the pace of the program and looks forward to providing investors with a steady stream of assay results as they become available.

About Alaska Silver

Alaska Silver is a junior exploration company focused on the discovery and development of high-grade silver, gold and critical metals assets within one of North America's major high-grade silver and critical minerals districts at their Illinois Creek (IC) Project in western Alaska. Illinois Creek is a contiguous, 100%-owned land package totaling 80,895 acres (126.4 square miles or 32,337 hectares) anchored by two resource-level mineralization zones separated by 8 km of high potential exploration ground. At one end lies the high-grade silver mineralization at the Waterpump Creek zone, which hosts an Inferred Mineral Resource of 75 Moz AgEq at a grade of 279 g/t silver, 11.28 % zinc and 9.87% lead1,2, that remains open to the north and south, as well as by the Illinois Creek mine. At the western end is the historical past-producing Illinois Creek Mine that closed due to low metal prices leaving untouched Indicated Mineral Resources of 260,000 oz gold at 0.92 g/t Au and 8.3 Moz silver at 29.72 g/t Ag, along with Inferred Mineral Resources of 290,000 oz gold at 0.84 g/t Au and 10.4 Moz silver at 30.11 g/t Ag2,3. The IC Project is located approximately 38 kilometers from the Yukon River, the region's primary marine transportation corridor. Headquartered in Alaska and Arizona, Alaska Silver is led by a team with a proven track record of large-scale mine discoveries.

1 For Waterpump Creek, the formulas for AgEq are AgEq (g/t)= Ag (g/t) + 28.56 x Pb(%) + 37.12 x Zn(%) and assume metal prices of US$24/oz Ag, US$1.30/lb Zn, and US$ 1.00/lb Pb.

2 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project, Western Alaska, USA" dated February 25, 2026 (effective date of January 22, 2026).

3 For Illinois Creek, AuEq values are based only on gold and silver values using metal prices of US$3,500/oz Au and US$45/oz Ag.

Qualified Person

Patrick Donnelly P.Geo, a Qualified Person under National Instrument 43-101, has reviewed and approved the scientific and technical information in this news release.

On behalf of the Company

"Kit Marrs"

Kit Marrs

President & CEO

kit@alaskasilver.com

Phone: 1-520-200-1667

For further information, please contact:

Patrick Donnelly

Executive Vice President

pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof. This forward-looking information relates to, among other things, ongoing and anticipated exploration work at the Illinois Creek Project; the anticipated timing of assay results and the expected results therefrom; the potential for an entirely new area of mineralization at Silver Sage; the potential continuity of the CRD property; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Illinois Creek Project as currently contemplated; the expectation that exploration activities (including drill results) will accurately predict mineralization; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the effective targeting activities proposed by the Company; the benefits of the Company's approach to exploration; and the anticipated benefits of the Company's approach to the resource development plan.

Such forward-looking information is based on numerous assumptions, including among others, that exploration work at the Illinois Creek Project will occur as anticipated; assay results will be received when anticipated; Silver Sage will represent an entirely new area of mineralization; the CRD property will exhibit the anticipated continuity; the Company will be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; exploration activities (including drill results) will accurately predict mineralization; the Company will be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the targeting activities proposed by the Company will be effective; and the Company's approach to exploration will result in the expected benefits. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include: the risk that exploration work at the Illinois Creek Project will not occur as anticipated; the risk that assay results will not be received when anticipated; the risk that Silver Sage will not represent a new area of mineralization as anticipated; the risk that the CRD property will not exhibit the anticipated continuity; the risk that the Company will not be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; the risk that exploration activities (including drill results) will not accurately predict mineralization; the risk that Company will not be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the risk that the targeting activities proposed by the Company will not be effective; the risk that the Company's approach to exploration will not result in the expected benefits; risks related to market conditions and metal prices; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company's public disclosure record on SEDAR+ (www.sedarplus.ca) under the Company's issuer profile. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.